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                                                                    EXHIBIT 1.2


                       MASTER AGREEMENT AMONG UNDERWRITERS
                       -----------------------------------

                                  July __, 1999

Joseph Charles & Assoc., Inc.
2500 N. Military Trail
Suite 300
Boca Raton, Florida 33431

Dear Sirs:

         We understand that from time to time Joseph Charles & Assoc., Inc., may act as representative ("Representative") or as one of the Representatives of the several underwriters of offerings of securities of various issuers. This Agreement shall apply to any offering of securities in which we elect to act as an underwriter after receipt of an invitation from you which shall identify the issuer, contain information regarding certain terms of the securities to be offered and specify the amount of our proposed participation and the names of the other Representatives, if any, and that our participation as an underwriter in the offering shall be subject to the provisions of this Agreement. Your invitation will include instructions for our acceptance of such invitation. At or prior to the time of the offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the selling concession and the reallowance, except that if the offering price of the securities is to be determined as contemplated by Rule 430A under the Securities Act of 1933, as amended (such procedure being hereinafter referred to as "430A Pricing"), you shall so advise us and shall specify the maximum underwriting discount, management fee and selling concession. Such information may be conveyed by you in one or more communications (such communications received by us with respect to the offering are hereinafter collectively referred to as the "Invitation"). If the Underwriting Agreement (as hereinafter defined) provides for the granting of an option to purchase additional securities to cover over-allotments or otherwise (an "over-allotment option"), you will notify us, in the Invitation, of such option and of our maximum obligation upon exercise of such option.

         This Agreement, as amended or supplemented by the Invitation, shall become effective with respect to our participation in an offering of securities if you receive our oral or written acceptance and you do not receive a written communication revoking our acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after expiration of such time and date being hereinafter referred to as our "Acceptance"). Our Acceptance will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Master Underwriters'

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Questionnaire set forth as Exhibit A hereto (or otherwise furnished to us) is correct. The issuer of the securities in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Issuer". If the Underwriting Agreement does not provide for an over-allotment option, the securities to be purchased are hereinafter referred to as the "Securities," if the Underwriting Agreement provides for an over-allotment option, the securities the Underwriters (as hereinafter defined) are initially obligated to purchase pursuant to the Underwriting Agreement are hereinafter called the "Initial Securities" and any additional securities which may be purchased upon exercise of the over-allotment option are hereinafter called the "Option Securities," with the Initial Securities and all or any part of the Option Securities being hereinafter collectively referred to as the "Securities." Any underwriters of Securities under this Agreement, including the Representatives (as hereinafter defined), are hereinafter collectively referred to as the "Underwriters." All references herein to "you" or to the "Representative(s)" shall mean Joseph Charles & Assoc., Inc. and the other firms, if any, which are named as Representatives in the Invitation. The Securities to be offered may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the "1933 Act").

         The following provisions of this Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

         SECTION 1. UNDERWRITING AGREEMENT; AUTHORITY OF REPRESENTATIVES. We authorize you to execute and deliver an underwriting agreement and any amendment or supplement thereto and any associated Terms Agreement or other similar agreement (collectively, the "Underwriting Agreement") on our behalf with the Issuer and/or any selling security holder with respect to the Securities in such form as you determine. We will be bound by all terms of the Underwriting Agreement as executed. We understand that changes may be made in those who are to be Underwriters, and in the amount of Securities to be purchased by them, but the amount of Securities to be purchased by us in accordance with the terms of this Agreement, including the maximum amount of Option Securities, if any, which we may become obligated to purchase by reason of the exercise of any over-allotment option provided in the Underwriting Agreement, shall not be changed without our consent except as provided in the Underwriting Agreement.

         As Representatives of the Underwriters, you are authorized to take such action as you deem necessary or advisable to carry out this Agreement, the Underwriting Agreement, and the purchase and sale of the Securities, and to agree to any waiver or modification of any provision of the Underwriting Agreement. To the extent applicable, you are also authorized to determine (i) the amount of Option Securities, if any, to be purchased by the Underwriters pursuant to any over-allotment option and (ii) with respect to offerings using 430A Pricing, the initial offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement. It is understood and agreed that Joseph Charles & Assoc., Inc. may act on behalf of all Representatives.

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         It is understood that, if so specified in the Invitation, arrangements may be made for the sale of Securities by the Issuer pursuant to delayed delivery contracts (hereinafter referred to as "Delayed Delivery Contracts"). References herein to delayed delivery and Delayed Delivery Contracts apply only to offerings to which delayed delivery is applicable. The term "underwriting obligation," as used in this Agreement with respect to any Underwriter, shall refer to the amount of Securities, including any Option Securities (plus such additional Securities as may be required by the Underwriting Agreement in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which may be entered into by the Issuer.

         If the Securities consist in whole or in part of debt obligations maturing serial, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount which bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all the Underwriters.

         SECTION 2. REGISTRATION STATEMENT AND PROSPECTUS; OFFERING CIRCULAR. In the case of an Invitation regarding an offer of Securities registered under the 1933 Act (a "Registered Offering"), you will furnish to us, to the extent made available to you by the Issuer, copies of any registration statement or registration statements relating to the Securities which may be filed with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act and of each amendment thereto (excluding exhibits but including any documents incorporated by reference therein). Such registration statement(s) as amended, and the prospectus(es) relating to the sale of Securities by the Issuer constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided however, that a supplement to the Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act with respect to an offering of Securities (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

         With respect to Securities for which no Registration Statement is filed with the Commission, you will furnish to us, to the extent made available to you by the Issuer, copies of any private placement memorandum, offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment thereto (the "Offering Circular").

         SECTION 3. OFFERING. The sale of the securities to the public shall commence as soon as you deem advisable. We will not sell any Securities until they are released by you for that purpose. When notified by you that the Securities are released for sale, we will offer in conformity with the terms of the offering set forth in the Prospectus or Offering Circular, such of the Securities to be

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purchased by us as are not reserved for our account for sale to Selected Dealers and others pursuant to Section 5. After the initial offering, the offering price and the concession and discount therefrom may be changed by you by notice to the Underwriters, and we agree to be bound by any such change.

         If, in accordance with the terms of offering set forth in the Prospectus or Offering Circular, the offering of the Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions above relating to your right to change the offering price and concession and concession and discount to dealers shall not apply, and other references in this Section and elsewhere in this Agreement to the offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

         Unless otherwise permitted in the Invitation, we will not sell any Securities to any account over which we have discretionary authority. We will also comply with any other restrictions which may be set forth in the Invitation.

         The initial public advertisement, if any, with respect to the Securities shall appear on such date, and shall include the names of such of the Underwriters, as you may determine.

         SECTION 4. DELAYED DELIVERY ARRANGEMENTS. We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Securities from the Issuer pursuant to Delayed Delivery Contracts, and we agree that all such arrangements will be made only through you (directly or through Underwriters or Selected Dealers). You may allow to Selected Dealers in respect to such Securities a commission equal to the concession allowed to Selected Dealers pursuant to Section 5.

         The obligations of the Underwriters shall be reduced in the aggregate by the principal amount of Securities covered by Delayed Delivery Contracts made by the Issuer, the obligation of each Underwriter to be reduced by the principal amount of such Securities, if any, allocated by you to such Underwriter. Your determination of the allocation of Securities covered by Delayed Delivery Contracts among the several Underwriters shall be final and conclusive, and we agree to be bound by any notice delivered by you to the Issuer setting forth the amount of the reduction in our obligation as a result of Delayed Delivery Contracts.

         Upon receiving payment from the Issuer of the fee for arranging Delayed Delivery Contracts, you will credit our account with the portion of such fee applicable to the Securities covered by Delayed Delivery Contracts allocated to us. You will charge our account with any commission allocated to Selected Dealers in respect of Securities covered by Delayed Delivery Contracts allocated to us.

         SECTION 5. OFFERING TO SELECTED DEALERS AND OTHERS; MANAGEMENT OF OFFERING. We authorize you, for our account, to reserve for sale and sell to dealers ("Selected Dealers"), among whom any of the Underwriters may be included, such amount of Securities to be purchased by us as you shall determine. Reservations for sales to Selected Dealers for our account need not be in



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proportion to our underwriting obligation, but sales of Securities reserved for our account for sale to Selected Dealers shall be made as nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day to day. Sales to Selected Dealers may be made under the Joseph Charles & Assoc., Inc. Selected Dealer Agreement, or otherwise. The price to Selected Dealers initially shall be the offering price less a concession not in excess of the Selected Dealers' concession set forth in the Invitation. Selected Dealers shall be actually engaged in the investment banking or securities business and shall be either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal place of business located outside the United States, its territories and its possessions and not registered under the 1934 Act who agree to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein or (iii) banks that are not eligible for membership in the NASD. Each Selected Dealer shall agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and each foreign Selected Dealer or bank who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules and to comply with Rule 2420 thereof as that Rule applies to a non-member foreign dealer or bank.

         With your consent, the Underwriters may allow, and Selected Dealers may reallow, a discount on sales to any dealer who meets the above NASD requirements in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

         We also authorize you, for our account, to reserve for sale and to sell Securities to be purchased by us at the offering price to others, including institutions and retail purchasers. Except for such sales which are designated by a purchaser to be for the account of a particular Underwriter, such reservations and sales shall be made as nearly as practicable in proportion to our underwriting obligation, unless you agree to a smaller proportion at our request.

         At or before the time the Securities are released for sale, you shall notify us of the amount of Securities which have not been reserved for our account for sale to Selected Dealers and others and which is to be retained by us for direct sale.

         We will from time to time, upon your request, report to you the amount of Securities retained by us for direct sale which remains unsold and, upon your request, deliver to you for our account, or sell to you for the account of one or more of the Underwriters, such amount of unsold Securities as you may designate at the offering price less an amount determined by you not in excess of the concession to Selected Dealers. You may also repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the Underwriters, at prices determined by you not in excess of the offering price less the concession to Selected Dealers.

         You may from time to time deliver to any Underwriter, for carrying purposes or for sale by such Underwriter, any of the Securities then reserved for sale to, but not purchased and paid for by,


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Selected Dealers or others as above provided, but to the extent that Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be redelivered to you upon demand.

         The Underwriters and Selected Dealers may, with your consent, purchase Securities from and sell Securities to each other at the offering price less a concession not in excess of the concession to Selected Dealers.

         SECTION 6. REPURCHASE OF SECURITIES NOT EFFECTIVELY PLACED. In recognition of the importance of distributing the Securities to bona fide investors, we agree to repurchase on demand any Securities sold by us, except through you, which are purchased by you in the open market or otherwise during a period terminating as provided in Section 16, at a price equal to the cost of such purchase, including accrued interest, amortization of original issue discount or dividends, commissions and transfer and other taxes, if any, on redelivery. The certificates delivered to us need not be identical certificates delivered to you in respect of the Securities purchased. In lieu of requiring repurchase, you may, in your discretion, sell such Securities for our account at such prices, upon such terms and to such persons, including any of the other Underwriters, as you may determine, charging the amount of any loss and expense, or crediting the amount of any net profit, resulting from such sale, to our account, or you may charge our account with an amount determined by you not in excess of the concession to Selected Dealers.

         SECTION 7. STABILIZATION AND OVER-ALLOTMENT. In order to facilitate the sale of the Securities, we authorize you, in your discretion, to purchase and sell Securities or any other securities of the Issuer or any guarantor of the Securities specified in the Invitation in the open market or otherwise, for long or short account, at such prices as you may determine, and, in arranging for sales to Selected Dealers or others, to over-allot. You may liquidate any long position or cover any short position incurred pursuant to this Section at such prices as you may determine. You shall make such purchases and sales (including over-allotments) for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that, in connection with any particular offering of Securities to which this Agreement applies, you may have made purchase of securities of the Issuer or securities of any guarantor of the Securities for stabilizing purposes prior to the time when we become an Underwriter, and we agree that any such securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. At the close of business on any day our net commitment, either for long or short account, resulting from such purchases or sales (including over-allotments) shall not exceed 20% (or such other amount as may be specified in the Invitation) of our underwriting obligation, except that such percentage may be increased with the approval of a majority in interest of the Underwriters. We will take up at cost on demand any Securities or other securities of the Issuer or any securities of any guarantor of the Securities so sold or over-allotted for our account, including accrued interest, amortization of original issue discount or dividends, and we will pay to you on demand the amount of any losses or expenses incurred for our account pursuant to this Section. In the event of default by any Underwriter in respect of its obligations under this Section, each non-defaulting Underwriter shall assume its share of the obligations of such defaulting Underwriter in the proportion that its underwriting obligation bears



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to the underwriting obligations of all non-defaulting Underwriters without relieving such defaulting Underwriter of its liability hereunder.

         If you effect any stabilizing purchase pursuant to this Section, you shall promptly notify us of the date and time of the first stabilizing purchase and the date and time when stabilizing was terminated. You shall prepare and maintain such records as are required to be maintained by you as manager pursuant to Rule 17a-2 under the 1934 Act.

         SECTION 8. OPEN MARKET TRANSACTIONS. We represent and agree in connection with the offering of Securities that we have complied and will comply with the provisions of Regulation M under the 1934 Act with regard to trading in the Securities. For purposes of the foregoing sentence, we agree that, in addition to the Securities, other securities of the Issuer or securities of any guarantor of the Securities or the right or option to purchase or otherwise acquire any securities of the Issuer or any securities of any guarantor of the Securities specified in the Invitation shall be considered securities of the same class and series as the Securities.

         SECTION 9. PAYMENT AND DELIVERY. At or before such time, on such dates and at such places as you may specify in the Invitation, we will deliver to you a certified or official bank check or a wire transfer in such funds as are specified in the Invitation, payable to the order of Joseph Charles & Assoc., Inc. (unless otherwise specified in the Invitation) in an amount equal to, as you direct, either (i) the offering price or prices plus accrued interest, amortization of original issue discount or dividends, if any, set forth in the Prospectus or Offering Circular less the concession to Selected Dealers in respect of the amount of Securities to be purchased by us in accordance with the terms of this Agreement, or (ii) the amount set forth in the Invitation with respect to the Securities to be purchased by us. We authorize you to make payment for our account of the purchase price for the Securities to be purchased by us against delivery to you of such Securities (which may be in temporary form), and the difference between such purchase price of the Securities and the amount of our funds delivered to you therefore shall be credited to our account.

         Delivery to us of Securities retained by us for direct sale shall be made by you as soon as practicable after your receipt of the Securities. Upon termination of the provisions of this Agreement as provided in Section 16, you shall deliver to us any Securities reserved for our account for sale to Selected Dealers and others which remain unsold at that time.

         You are authorized to make appropriate arrangements for payment for and/or delivery through the facilities of The Depository Trust Company or any such other depository or similar facility, the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions to you.

         Upon receiving payment for Securities sold for our account to Selected Dealers and others, you shall remit to us an amount equal to the amount paid by us to you in respect of such Securities and credit or charge our account with the difference, if any, between such amount and the price at which such Securities were sold.



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         In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

         SECTION 10. MANAGEMENT COMPENSATION. As compensation for your services in the management of the offering, we will pay you an amount equal to the management fee specified in the Invitation in respect of the Securities to be purchased by us pursuant to the Underwriting Agreement, and we authorize you to charge our account with such amount. If there is more than one Representative, such compensation shall be divided among the Representatives in such proportions as they may determine.

         SECTION 11. AUTHORITY TO BORROW. We authorize you to advance your own funds for our account, charging current interest rates, or to arrange loans for our account or the account of the Underwriters, as you may deem necessary or advisable for the purchase, carrying, sale and distribution of the Securities. You may execute and deliver any notes or other instruments required in connection therewith and may hold or pledge as security therefor all or any part of the Securities which we or such Underwriters have agreed to purchase. The obligations of the Underwriters under loans arranged on their behalf shall be several in proportion to their respective participations in such loans, and not joint. Any lender is authorized to accept your instructions as to the disposition of the proceeds of any such loans. You shall credit each Underwriter with the proceeds of any loans made for its account.

         SECTION 12. LEGAL QUALIFICATIONS. You shall inform us, upon request, of the states and other jurisdictions of the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but you assume no responsibility with respect to our right to sell Securities in any jurisdiction. You are authorized to file with the Department of State of the State of New York a Further State Notice with respect to the Securities, if necessary.

         If we propose to offer Securities outside the United States, its territories or its possessions, we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities.

         SECTION 13. MEMBERSHIP IN NATIONAL ASSOCIATION OF SECURITIES DEALERS, FOREIGN UNDERWRITERS AND BANKS. We understand that you are a member in good standing of the NASD. We confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered under the 1934 Act who hereby agrees to make no sales within the United States, it territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 5 of this Agreement) or (iii) a bank not eligible for membership in the NASD. We hereby agree to comply with Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer or bank and not a member of the NASD we also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Rule


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2420 of the NASD Conduct Rules, and to comply with Rule 2420 thereof as that
Rule applies to a non-member foreign dealer or bank.

         SECTION 14. DISTRIBUTION OF PROSPECTUSES; OFFERING CIRCULAR. We are familiar with Securities Act of 1933 Release No. 4968 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and we confirm that we will comply therewith, to the extent applicable, in connection with any sale of Securities. You shall cause to be made available to us, to the extent made available to you by the Issuer, such number of copies of the Prospectus as we may reasonably request for purposes contemplated by the 1933 Act, the 1934 Act and the rules and regulations thereunder.

         Our Acceptance of an Invitation relating to an offering made pursuant to an Offering Circular shall constitute our agreement that, if requested by you, we will furnish a copy of any amendment to a preliminary or final Offering Circular to each person to whom we shall have furnished a previous preliminary of final Offering Circular. Our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars required for compliance with the applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circular by underwriters and any additional instructions contained in the Invitation and, to the extent consistent with such laws, rules and regulations, our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars which would be required if the provisions of Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

         SECTION 15. NET CAPITAL. The incurrence by us of our obligation hereunder and under the Underwriting Agreement in connection with the offering of the Securities will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act, or, if we are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place us in violation of the capital requirements of such regulator or any other regulator to which we are subject.

         SECTION 16. TERMINATION. With respect to each offering of Securities pursuant to this Agreement, all limitations in this Agreement on the price at which the Securities may be sold, the period of time referred to in Section 6, the authority granted by the first sentence of Section 7, and the restrictions contained in Section 8 shall terminate at the close of business on the 45th day after the commencement of the offering of such Securities. You may terminate any or all of such provisions at any time prior thereto by notice to the Underwriters. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.

         SECTION 17. EXPENSES AND SETTLEMENT. You may charge our account with any transfer taxes on sales of securities made for our account and with our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement or otherwise in connection with the purchase, carrying, sale or distribution of the Securities. With respect to each offering of Securities pursuant to this Agreement, the respective accounts of the Underwriters


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shall be settled as promptly as practicable after the termination of all the provisions of this Agreement as provided in Section 16, but you may reserve such amounts as you may deem advisable for additional expenses. Your determination of the amount to be paid to or by us shall be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters with respect to each offering of Securities pursuant to this Agreement.

         SECTION 18. INDEMNIFICATION. With respect to each offering of Securities pursuant to this Agreement, we will indemnify and hold harmless each other Underwriter and each person, if any, who controls each other Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that and on the terms upon which we agree to indemnify and hold harmless the Issuer and other specified persons as set forth in the Underwriting Agreement.

         SECTION 19. CLAIMS AGAINST UNDERWRITERS. With respect to each offering of Securities pursuant to this Agreement, if at any time any person other than an Underwriter asserts a claim (including any commenced or threatened investigation or proceeding by any governmental agency or body) against one or more of the Underwriters or against you as Representative of the Underwriters arising out of an alleged untrue statement or omission in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or in any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or in any preliminary or final Offering Circular, or relating to any transaction contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel for the Underwriters and to take such action in the defense of such claim as you may deem necessary or advisable. You may settle such claim with the approval of a majority in interest of the Underwriters. We will pay our proportionate share (based upon our underwriting obligation) of all expenses incurred by you (including the fees and expenses of counsel for the Underwriters) as incurred, in investigating and defending against such claim and our proportionate share of the aggregate liability incurred by all Underwriters in respect to such claim (after deducting any contribution or indemnification obtained pursuant to the Underwriting Agreement, or otherwise, from persons other than Underwriters), whether such liability is the result of a judgment against one or more of the Underwriters or the result of any such settlement. Any Underwriter may retain separate counsel at its own expense. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. In the event of default by any Underwriter in respect of its obligations under this Section, the non-defaulting Underwriters shall be obligated to pay the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters without relieving such defaulting Underwriter of its liability hereunder.

         SECTION 20. DEFAULT BY UNDERWRITERS. Defaults by any Underwriter in respect of its obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of such defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, if provided in such Underwriting Agreement you may (but shall not be obligated to) arrange for the purchase by others, which may include yourselves or other nondefaulting Underwriters, of all or a portion of the Securities not taken up by the Defaulting Underwriters.

         In the event that such arrangements are made, the respective underwriting obligations of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided. In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our underwriting obligation, of the obligations of each such defaulting Underwriter (subject to the limitations contained in the Underwriting Agreement) without relieving such defaulting Underwriter of its liability therefor.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any securities purchased or to deliver any securities sold or over-allotted, by you for the respective accounts of the Underwriters, or to bear their proportion of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by you for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our respective underwriting obligation, of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         SECTION 21. LEGAL RESPONSIBILITY. As Representative of the Underwriters, you shall have no liability to us, except for your lack of good faith and for obligations assumed by you in this Agreement and except that we do not waive any rights that we may have under the 1933 Act or the 1934 Act or the rules and regulations thereunder. No obligations not expressly assumed by you in this Agreement shall be implied herefrom.

         Nothing herein contained shall constitute the Underwriters an association, or partners, with you, or with each other, or, except as otherwise provided herein or in the Underwriting Agreement, render any Underwriter liable for the obligations of any other Underwriter; and the rights, obligations and liabilities of the Underwriters are several in accordance with their respective underwriting obligations, and not joint.

         If the Underwriters are deemed to constitute a partnership for federal income tax purposes, we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with such election, and you, as Representatives, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

         Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus or Offering Circular and our address are set forth on the signature pages hereof.

         SECTION 22. NOTICES. Any notice from you shall be deemed to have been duly given if mailed or transmitted to us at our address appearing below.

         SECTION 23. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed in said state.

         Please confirm this Agreement and deliver a copy to us.

                                  Very truly yours,

                                  Name of Firm:

                                  By:
                                       -----------------------------------------
                                       Authorized Officer or Partner


                                  Address:

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------


Confirmed as of the date
first above written.

Joseph Charles & Assoc., Inc.

By:
    -----------------------------------------
    Authorized Officer

                                    EXHIBIT A

                       MASTER UNDERWRITERS' QUESTIONNAIRE

         In connection with each offering of Securities pursuant to the Joseph Charles & Assoc., Inc. Master Agreement Among Underwriters, dated _______________, 1999 (the "Agreement"), each Underwriter confirms the following information, except as indicated in such Underwriter's Acceptance or other written communication furnished to Joseph Charles & Assoc., Inc. Defined terms used herein have the same meaning as defined terms in the Master Agreement Among Underwriters.

         (a) Neither such Underwriter nor any of its directors, officers or partners have any material (as defined in Regulation C under the 1933 Act) relationship with Issuer, its parent (if any), any other seller of the Securities or any guarantor of the Securities.

         (b) Except as described or to be described in the Agreement, the Joseph Charles & Assoc., Inc. Selected Dealer Agreement, the Underwriting Agreement or the Invitation, such Underwriter does not know: (i) of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts, or other consideration to be received by any dealer in connection with the sale of the Securities, or of any other discounts or commissions to be allowed or paid to the Underwriters or of any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD Conduct Rules, (ii) of any intention to over-allot, or (iii) that the price of any security may be stabilized to facilitate the offering of the Securities.

         (c) No report or memorandum has been prepared for external use (i.e., outside such Underwriter's organization) by such Underwriter in connection with the proposed offering of Securities or with respect to the Issuer, its parent (if any) or any guarantor of the Securities and, in the case of a Registered Offering, where the Registration Statement is on Form S-1 or SB-2, such Underwriter has not prepared or had prepared for it any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Issuer, its parent (if any) of any guarantor of the Securities within the past twelve months (except for reports solely comprised of recommendations to buy, sell or hold the securities of the Issuer, its parents (if any) or any guarantor of the Securities, unless such recommendations have changed within the past six months). If any such report or memorandum has been prepared, furnish to Joseph Charles & Assoc., Inc. three copies thereof, together with a statement as to the actual or proposed use, identifying each class of persons who have received or will receive the report or memorandum, the number of copies distributed to each class and the period of distribution.

         (d) If the Securities are debt securities to be issued under an indenture to be qualified under the Trust Indenture Act of 1939, neither such Underwriter nor any of its directors, officers or partners is an "affiliate," as that term is defined under the Trust Indenture Act of 1939, of the Trustee for the Securities as specified in the Invitation, or of its parent (if any); neither the Trustee nor its parent (if any) nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of such Underwriters as those terms are defined in the Trust Indenture Act of 1939 or in the relevant instructions to Form T-1; neither such Underwriter nor any of its directors, partners or executive officers, separately or as a group, owns beneficially 1% or more of its shares of any class of voting securities of the Trustee or of its parent (if any); and if such Underwriter is a corporation, it does not have outstanding nor has it assumed or guaranteed any securities issued otherwise than in its present corporate name, and neither the Trustee nor its parent (if any) is a holder of any such securities.

         (e) If the Issuer is a public utility, such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public utility company," each as defined in the Public Utility Holding Company Act of 1935.

         (f) Neither such Underwriter nor any "group" (as that term is defined in Section 13(d)(3) of the 1934 Act) of which it is a member is the beneficial owner (determined in accordance with Rule 13d-3 under the 1934 Act) of more than 5% of any class of voting securities of the Issuer, its parent (if any), any other seller of the Securities or any guarantor of the Securities nor does it have any knowledge that more than 5% of any class of voting securities of the Issuer is held or to be held subject to any voting trust or other similar agreement.

         We agree to keep an accurate record of the distribution by us of copies of the Registration Statement, of each amendment thereto, and or each preliminary prospectus, and we also agree promptly upon request by the Company or by Joseph Charles & Assoc., Inc. to furnish to each person who received copies of the above, copies of any subsequent amendment or revised preliminary prospectus or of any memorandum furnished to us outlining changes in the Registration Statement or Prospectus. We agree to deliver a copy of the final form of Prospectus to each person who purchases any of the Securities from us and shall otherwise comply with the provisions of Rule 15c2-8 under the 1934 Act and Release No. 4968 under the 1933 Act.

         The answers to the foregoing questions are correctly stated and are true to the best of the knowledge, information and belief of the undersigned. The undersigned agrees to notify the Company promptly of any material changes in the foregoing information which may occur prior to the effective date of the Registration Statement covering the Securities.

                                      Very truly yours,


                                      ------------------------------------------
                                      Corporate Name


(For Corporate Signature)             By:
                                          --------------------------------------

---------------------------------

                                      ------------------------------------------
                                      Partnership Name

(For Partnership Signature)           By:
                                          --------------------------------------

---------------------------------


Dated:                    , 1999
       ------------------

                     SIGNING PROCEDURE FOR POWER OF ATTORNEY

         As a convenience to Underwriters and in order to avoid the necessity of your having to sign physically the Master Agreement Among Underwriters at our office on the date of the offering, we have instituted the following signing procedure:

         1. All prospective Underwriters are requested to execute this Power of Attorney authorizing Joseph C. Visconti and Bruce Jordan of Joseph Charles & Assoc., Inc., to sign the Master Agreement Among Underwriters on their behalf.

                  In case of a partnership, this Power of Attorney should be signed in the firm name by a general partner. In the case of a corporation, it should be signed in the corporate name by an authorized officer, attested to by the Secretary of Assistant Secretary and the corporate seal affixed. In both cases, the partner s or officer s signature should be acknowledged before a Notary Public.

         2. Joseph Charles & Assoc., Inc. will advise the Syndicate Department of the signer of this Power of Attorney, by wire prior to the signing and public offering, of the anticipated terms as follows:

                  (a) Number of shares of stock or other securities to be underwritten by you.

                  (b) Public offering date.

                  (c) Closing date.

                  (d) Gross compensation and breakdown of management fee, underwriting fee, selling concession and reliance.

         3. Unless the Syndicate Department of Joseph Charles & Assoc., Inc., 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431, receives a telephone call, graphic scanning or telegram (whether or not the notification of anticipated terms was received) revoking the Power of Attorney (i) not later than 6:00 a.m. Florida time, on the day of the proposed public offering if the notification of anticipated terms has been transmitted on the business day preceding the proposed offering date, or (ii) within two hours following the transmission of the notification of anticipated terms if such notification has been transmitted on the proposed offering date, this Power of Attorney will be exercised as contemplated by its terms.

         4. A facsimile signature copy, following by an executed copy, of the Master Agreement Among Underwriters will be sent to you promptly after its execution.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby irrevocably constitute and appoint Joseph C. Visconti, and Bruce Jordan, each of Joseph Charles & Assoc., Inc., 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431, or any of them, the true and lawful agent and attorney-in-fact of the undersigned, with full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting, with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering of __________ shares of common stock, $.001 par value per share, of NeoTherapeutics, Inc., with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, consents and documents in connection therewith as said agent, and attorney-in-fact may deem advisable. The undersigned hereby gives to each said agent and attorney-in-fact full power and authority to execute, by manual or facsimile signature, and deliver, in such form as said agent and attorney-in-fact may determine, the Master Agreement Among Underwriters with respect to such securities, authorizing the Representative named in such Agreement in turn to execute and deliver the Underwriting Agreement relating to the purchase of such securities and any Selected Dealer Agreement. The undersigned hereby ratifies and confirms all that each said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof at _________________________, _________________ this ______ day of ____________________, 199__.



                                          -------------------------------------
                                          (Name of Corporation or Firm)

(Seal of Corporation, if any,
should be affixed)

                                          -------------------------------------
                                          (Officer of Partner)

                           (CORPORATE ACKNOWLEDGEMENT)

STATE OF                            )
          ------------------------- )
                                    )  ss:
COUNTY OF                           )
          -------------------------

         On this _____ day of _______________, 1999, before me, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared _______________, known to me to be _______________ of the corporation that executed the within instrument and acknowledged to me that he executed, and was duly authorized to execute, the same on behalf of, and in the name of such corporation pursuant to its bylaws or a resolution of its directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the county and state aforesaid on the day and year first above written.

         My Commission expires:                    .
                                    ---------------

                                    ------------------------
                                         Notary Public

                                    ------------------------
                                            Address

SEAL

                          (PARTNERSHIP ACKNOWLEDGEMENT)

STATE OF                            )
          ------------------------- )
                                    )  ss:
COUNTY OF                           )
          -------------------------

         On this _____ day of _______________, 1999, before me, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared _______________, known to me to be _______________ of the corporation that executed the within instrument and acknowledged to me that he executed, and was duly authorized to execute, the same on behalf of, and in the name of such corporation pursuant to its bylaws or a resolution of its directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the county and state aforesaid on the day and year first above written.

         My Commission expires:                    .
                                    ---------------

                                    ------------------------
                                         Notary Public

                                    ------------------------
                                            Address
SEAL